ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF
          ____________________________________________________________

                                NETGEN 2000, INC.
          ____________________________________________________________
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to the articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted) ARTICLE III, AUTHORIZED CAPITAL STOCK, being amended as follows:

     The maximum authorized capital stock of this corporation shall be:

     Six Million ( 6,000,000) shares of the common stock of One Cent ($0.01 ) par value each.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

                                       N/A

THIRD:   The date each amendment's adoption:             February 3,1999

FOURTH:  Adoption of Amendment(s) (check one)

___ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

 x The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

___ The amendment(s) was/were approved by the shareholders. The number of Votes cast for the amendment(s) was/were sufficient for approval.

___ The amendment(s) was/were approved by the shareholders through voting groups.

               [The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s).]

               The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________.
                                   (voting group)



                                  (continued)
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


         Signed this 3rd day of February, 1999.

                   By /s/ Derek Dunn
                        --------------------------------------------------------
                        (Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)
                                       Or
                        (A director or incorporator if adopted by the directors or incorporators)

                                  Derek G. Dunn
            --------------------------------------------------------
                             (Typed or printed name)

                                    Director
            --------------------------------------------------------
                                     (Title)


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